Exhibit 99.1

Contact Info:	Arron K. Sutherland, President and CEO Illinois Casualty Company (309) 732-0105 arrons@ilcasco.com 225 20th Street, Rock Island, IL 61201

ICC Holdings, Inc. Reports 2020 Third Quarter and Nine Months Results

FOR IMMEDIATE RELEASE: 11/10/2020

Rock Island, IL – November 10, 2020 – ICC Holdings, Inc. (NASDAQ: ICCH) (the Company), parent company of Illinois Casualty Company, a regional, multi-line property and casualty insurance company focusing on the food and beverage industry, today reported preliminary, unaudited results for the third quarter and nine months ended September 30, 2020.

third QUARTER AND nine months ended September 30, 2020 – FINANCIAL RESULTS

Net earnings totaled $404,000 or $0.13 per share, for the third quarter of 2020, compared to a net loss of $14,000, or $0.00 per share, for the third quarter of 2019. For the nine months ended September 30, 2020, the Company reported a net loss of $787,000, or $0.26 per share, compared to net earnings of $717,000, or $0.24 per share, for the same period in 2019. Additionally, book value per share increased 8.3% to $20.66 at September 30, 2020, from $19.08 at September 30, 2019.

Direct premiums written decreased by $1,771,000, or 10.9%, to $14,534,000 for the third quarter of 2020 from $16,305,000 for the same period in 2019. For the nine months ended September 30, 2020, direct premiums written decreased by $4,109,000, or 8.5%, to $44,240,000 from $48,349,000 for the same period in 2019. Net premiums earned decreased by 8.4% to $12,533,000 for the third quarter of 2020, from $13,680,000 for the same period in 2019. Net premiums earned decreased by 5.9% to $36,922,000 for the nine months ended September 30, 2020, from $39,220,000 for the same period in 2019. These results were due to policy exposure decreases resulting from state mandated shutdowns of restaurants and taverns and increased reinstatement costs associated with the civil unrest and protests occurring in Minneapolis, MN and the greater Chicago area in Illinois.

For the third quarter of 2020, the Company ceded to reinsurers $2,344,000 of earned premiums, compared to $2,392,000 of earned premiums for the third quarter of 2019. For the nine months ended September 30, 2020, the Company ceded earned premiums of $7,905,000, compared to $7,665,000 for the same period in 2019.

Net realized investment losses net of other-than-temporary impairment losses were $59,000 for the third quarter of 2020, compared to gains of $141,000 for the same period in 2019. For the nine months ended September 30, 2020, net realized investment losses net of other-than-temporary impairment losses were $402,000, compared to gains of $741,000 for the same period in 2019.

Net investment income increased by $90,000, or 11.1%, to $901,000 for the third quarter of 2020, as compared to $811,000 for the same period in 2019. For the nine months ended September 30, 2020, net investment income increased $238,000, or 9.9%, to $2,645,000, from $2,407,000 for the same period in 2019.

Losses and settlement expenses decreased by $746,000, or 7.8%, to $8,863,000 for the third quarter of 2020, from $9,609,000 for the same period in 2019. Losses and settlement expenses decreased by $2,203,000, or 7.8%, to $25,914,000 for the nine months ended September 30, 2020, from $28,117,000 for the same period in 2019. The primary driver for the year-to-date decrease in claims expenses was insureds’ business closures during the first, second and a portion of the third quarter as a result of COVID-19 stay-at-home state mandates. As of September 30, 2020, the Company has received 1,283 claims for business interruption related to COVID-19. Although a few court cases involving other carriers have sided with policyholders in their claims for coverage for these losses, the Company does not anticipate that property claims of this nature will be found to trigger coverage under its policy language, and therefore does not anticipate being required to make any loss payments.

Policy acquisition costs and other operating expenses decreased by $11,000, or 0.2%, to $4,722,000 for the third quarter of 2020 from $4,733,000 for the same period in 2019. Policy acquisition costs and other operating expenses decreased by $800,000, or 5.5% to $13,742,000 for the nine months ended September 30, 2020, from $14,542,000 for the same period in 2019.

Total assets increased by 10.4% from $163,004,000 at December 31, 2019 to $179,984,000 at September 30, 2020. Our investment portfolio, which consists of fixed income securities, common stocks, preferred stock, property held for investment, and other invested assets, increased by 11.7% from $111,768,000 at December 31, 2019, to $124,848,000 at September 30, 2020.

third QUARTER AND nine months ended September 30, 2020 – FINANCIAL RATIOS

The Company’s losses and settlement expense ratio (defined as losses and settlement expenses divided by net premiums earned) was 70.7% and 70.2% in the third quarter and nine months ended September 30, 2020, respectively, compared with 70.2% and 71.7% in the same periods of 2019, respectively.

The expense ratio (defined as the amortization of deferred policy acquisition costs and underwriting and administrative expenses divided by net premiums earned) was 37.7% and 37.2% in the third quarter and nine months ended September 30, 2020, respectively, compared to 34.6% and 37.1% in the same periods of 2019, respectively.

The Company’s GAAP combined ratio (defined as the sum of the losses and settlement expense ratio and the expense ratio) was 108.4% and 107.4% in the third quarter and nine months ended September 30, 2020, respectively, compared to 104.8% and 108.8% in the same periods of 2019, respectively.

MANAGEMENT COMMENTARY

“The third quarter generated positive earnings per share despite challenging economic conditions impacting the food and beverage industry. The Company’s equity investments experienced a surge in unrealized gains, and, even with the derecho windstorm event moving across the Midwest in August, we managed to hold net losses down.

“Despite the premium challenges associated with COVID-19, the loss and settlement ratio has improved year over year. Due to continued cost cutting measures the Company has maintained a consistent expense ratio. This has led to a 1.4% improvement in the year-to-date combined ratio.

“Second quarter’s civil unrest combined with third quarter’s derecho windstorm contributed to effective utilization of the Company’s 2020 reinsurance program. We ceded $7.9 million of earned premium and in return received claims coverage of $11.6 million.

“The Company’s accelerated expansion into Arizona has proven to be a positive strategic move, with related written premiums offsetting a good portion of premium lost due to the impact of the unprecedented COVID-19 pandemic. The Company continues streamlining its operational processes and implementing initiatives that will allow future profitable growth in our niche,” stated Arron Sutherland, President and Chief Executive Officer.

ABOUT ICC HOLDINGS, INC.

ICC Holdings, Inc. is a vertically integrated company created to facilitate the growth, expansion, and diversification of its subsidiaries in order to maximize value to its stakeholders. The group of companies consolidated under ICC Holdings, Inc. engages in diverse, yet complementary business activities, including property and casualty insurance, real estate, and information technology.

The Company’s common shares trade on the NASDAQ Capital Market under the ticker symbol “ICCH”. For more information about ICC Holdings, visit http://ir.iccholdingsinc.com.

FORWARD-LOOKING STATEMENTS

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the Company’s, plans, objectives, expectations, and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including statements relating to revenue and profit growth; future responses to and effects of the COVID-19 pandemic, including their effects on our business operations and claims activity; new theories of liability; judicial, legislative, regulatory and other governmental developments; litigation tactics and developments; product and segment expansion; regulatory approval in connection with expansion; and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the Company cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Information,” set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. No undue reliance should be placed on any forward-looking statements.

ICC Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	As of
	September 30,	December 31,
	2020	2019
	(Unaudited)
Assets
Investments and cash:
Fixed maturity securities (cost or amortized cost - $96,725,639 at 9/30/2020 and $88,348,415 at 12/31/2019)	$103,318,485	$92,087,572
Common stocks at fair value	12,596,635	14,448,773
Preferred stocks at fair value	1,638,453	—
Other invested assets	1,779,060	877,900
Property held for investment, at cost, net of accumulated depreciation of $438,720 at 9/30/2020 and $332,218 at 12/31/2019	5,515,676	4,353,713
Cash and cash equivalents	6,598,640	6,626,585
Total investments and cash	131,446,949	118,394,543
Accrued investment income	719,389	646,504
Premiums and reinsurance balances receivable, net of allowances for uncollectible amounts of $100,000 at 9/30/2020 and 12/31/2019	22,737,615	22,368,526
Ceded unearned premiums	839,718	822,818
Reinsurance balances recoverable on unpaid losses and settlement expenses, net of allowances for uncollectible amounts of $0 at 9/30/2020 and 12/31/2019	13,844,420	11,036,170
Federal income taxes	717,862	192,559
Deferred policy acquisition costs, net	5,267,470	5,269,256
Property and equipment, at cost, net of accumulated depreciation of $5,949,933 at 9/30/2020 and $5,619,706 at 12/31/2019	2,851,235	3,033,348
Other assets	1,559,179	1,239,794
Total assets	$179,983,837	$163,003,518
Liabilities and Equity
Liabilities:
Unpaid losses and settlement expenses	$61,943,244	$56,838,307
Unearned premiums	29,921,669	30,392,817
Reinsurance balances payable	728,674	374,998
Corporate debt	15,097,960	3,475,088
Accrued expenses	3,093,882	4,216,988
Income taxes - deferred	214,674	39,213
Other liabilities	950,858	1,324,273
Total liabilities	111,950,961	96,661,684
Equity:
Common stock[1]	35,000	35,000
Treasury stock, at cost[2]	(3,112,656)	(3,146,576)
Additional paid-in capital	32,717,495	32,703,209
Accumulated other comprehensive earnings, net of tax	5,208,657	2,953,936
Retained earnings	35,821,408	36,608,750
Less: Unearned Employee Stock Ownership Plan shares at cost[3]	(2,637,028)	(2,812,485)
Total equity	68,032,876	66,341,834
Total liabilities and equity	$179,983,837	$163,003,518

1Par value $0.01; authorized: 2020 – 10,000,000 shares and 2019 – 10,000,000 shares; issued: 2020– 3,500,000 shares and 2019 – 3,500,000 shares; outstanding: 2020– 3,030,522 and 2019– 3,014,941 shares.

22020 – 205,775 shares and 2019 – 203,811 shares

32020 – 263,703 shares and 2019 – 281,248 shares

ICC Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings and Comprehensive Earnings (Unaudited)

	For the Three-Months Ended
	September 30,
	2020	2019
Net premiums earned	$12,532,967	$13,679,746
Net investment income	900,950	811,462
Net realized investment (losses) gains	(59,333)	141,481
Net unrealized gains (losses) on equity securities	981,779	(7,603)
Other (loss)	(36,333)	(112,763)
Consolidated revenues	14,320,030	14,512,323
Losses and settlement expenses	8,863,053	9,609,347
Policy acquisition costs and other operating expenses	4,722,485	4,733,206
Interest expense on debt	58,724	32,458
General corporate expenses	171,860	164,378
Total expenses	13,816,122	14,539,389
Earnings (loss) before income taxes	503,908	(27,066)
Total income tax expense (benefit)	99,919	(13,150)
Net earnings (loss)	$403,989	$(13,916)

Other comprehensive earnings, net of tax	440,838	703,220
Comprehensive earnings	$844,827	$689,304

Earnings per share:
Basic:
Basic net earnings (loss) per share	$0.13	$(0.00)
Diluted:
Diluted net earnings (loss) per share	$0.13	$(0.00)

Weighted average number of common shares outstanding:
Basic	3,030,571	3,011,034
Diluted	3,039,658	3,015,038

ICC Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings and Comprehensive Earnings (Unaudited)

	For the Nine-Months Ended
	September 30,
	2020	2019
Net premiums earned	$36,921,702	$39,219,882
Net investment income	2,644,900	2,406,965
Net realized investment (losses) gains	(402,320)	741,123
Net unrealized gains on equity securities	2,195	1,716,124
Other income (loss)	82,934	(43,838)
Consolidated revenues	39,249,411	44,040,256
Losses and settlement expenses	25,913,619	28,117,369
Policy acquisition costs and other operating expenses	13,741,725	14,541,986
Interest expense on debt	150,773	96,353
General corporate expenses	471,616	444,829
Total expenses	40,277,733	43,200,537
(Loss) earnings before income taxes	(1,028,322)	839,719
Total income tax (benefit) expense	(240,980)	122,796
Net (loss) earnings	$(787,342)	$716,923

Other comprehensive earnings, net of tax	2,254,721	3,423,233
Comprehensive earnings	$1,467,379	$4,140,156

Earnings per share:
Basic:
Basic net (loss) earnings per share	$(0.26)	$0.24
Diluted:
Diluted net (loss) earnings per share	$(0.26)	$0.24

Weighted average number of common shares outstanding:
Basic	3,023,794	3,004,887
Diluted	3,032,881	3,008,891